POWER OF ATTORNEY

         We, the undersigned Officers and Directors of Provident Bankshares Corporation (the "Corporation") hereby constitute and appoint James R. Wallis and Robert L. Davis, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, a registration statement or registration statements on Form S-8, and all amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933 up to 750,000 shares of the Common Stock (and related Preferred Share Purchase Rights) of the Corporation which may be offered or sold from time to time pursuant to the terms of the Employees' Retirement Savings Plan of the Provident Bank of Maryland (the "Plan"), together with an indeterminate number of participation interests in the Plan.


       Signature                           Title                               Date
       ---------                           -----                               ----
/s/ Carl W. Stearn
------------------------
Carl W. Stearn                      Chairman of the Board,                January 21, 1998
                                    Chief Executive Officer
                                    and Director (Principal
                                    Executive Officer)


/s/ James R. Wallis
------------------------
James R. Wallis                     Executive Vice                        January 21, 1998
                                    President and Chief
                                    Financial Officer
                                    (Principal Financial
                                    Officer)


       Signature                           Title                               Date
       ---------                           -----                               ----
/s/ R. Wayne Hall
----------------------------
R. Wayne Hall                       Treasurer (Principal                  January 21, 1998
                                    Accounting Officer)

/s/ Robert B. Barnhill, Jr.
----------------------------
Robert B. Barnhill, Jr.             Director                              January 21, 1998


/s/ Melvin A. Bilal
----------------------------
Melvin A. Bilal                     Director                              January 21, 1998


/s/ Dr. Calvin W. Burnett
----------------------------
Dr. Calvin W. Burnett               Director                              January 21, 1998


/s/ M. Jenkins Cromwell, Jr.
----------------------------
M. Jenkins Cromwell, Jr.            Director                              January 21, 1998


/s/ Pierce B. Dunn
----------------------------
Pierce B. Dunn                      Director                              January 21, 1998


/s/ Enos K. Fry
----------------------------
Enos K. Fry                         Director                              January 21, 1998


/s/ Herbert W. Jorgensen
----------------------------
Herbert W. Jorgensen                Director                              January 21, 1998


/s/ Peter M. Martin
----------------------------
Peter M. Martin                     Director                              January 21, 1998


/s/ Frederick W. Meier, Jr.
----------------------------
Frederick W. Meier, Jr.             Director                              January 21, 1998


/s/ Francis G. Riggs
----------------------------
Francis G. Riggs                    Director                              January 21, 1998


/s/ Sheila K. Riggs
----------------------------
Sheila K. Riggs                     Director                              January 21, 1998


                                     - 2 -